THIS AGREEMENT (the "Agreement") made as of this 22nd day of May, 2002 by and among Zackfoot Investments, LLC ("Zackfoot"), Zachary Prensky, Wolf Prensky, Jeffrey Mann and Mayer Schiller, on the one hand (such individuals being the "Sellers"), and Transderm Laboratories Corporation ("Transderm") and Andy Yurowitz, Manfred Mayerfeld, Ken Brody, Andrew Levinson, and David Hammer as Trustee of the David J. Hammer MD PC Benefit Pension Trust, on the other hand (such individuals being the "Ongoing Lenders") and Andy Yurowitz as Successor Collateral Agent (the "Successor Collateral Agent");

WITNESSETH:

WHEREAS, as of August 7, 2001 Zackfoot, on behalf of the Sellers and the Ongoing Lenders, loaned $367,500 to Transderm, evidenced by Transderm's promissory note of even date in such amount (the "Note") and secured by a mortgage on Transderm's property in Emigsville, Pennsylvania (the "Mortgage"); and

WHEREAS, Transderm has defaulted on such Note; and

WHEREAS, the Sellers wish to foreclose on the Mortgage and otherwise exercise their rights under the Note and Mortgage; and

WHEREAS, the Ongoing Lenders do not want to have the Mortgage foreclosed upon at this time; and

WHEREAS, pursuant to a certain Collateral Agency and Intercreditor Agreement dated as of August 7, 2001 by and among the Sellers, the Ongoing Lenders, Transderm and Zackfoot, as Collateral Agent (the "Collateral Agreement"), the Ongoing Lenders assert that Zackfoot is precluded from taking action with respect to the foreclosure on the Mortgage except by direction of the majority lenders by principal amount under the Note; and

WHEREAS, the parties wish to settle their disagreements with respect to the Collateral Agreement and all other matters;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Sale of Interests in the Note. The Sellers hereby transfer to Transderm all of their right, title and interest in and to the Note and Mortgage and under the Collateral Agreement, except to the extent set forth in Section 6 hereof. In consideration of such transfer and the transfer described in Section 2 hereof, Transderm shall issue to Zackfoot on behalf of the Sellers its promissory note in the amount of $164,692.50 in the form annexed hereto as Exhibit 1 (the "New Note").

2. Stock Transfer. As further consideration for the New Note, the Sellers hereby sell to Transderm 1,080,000 shares of the Common Stock, par value $.01 per share (the "Shares"), of Health-Chem Corporation originally received by the Sellers in connection with the advances made to Transderm under the Note. Transderm hereby agrees that the Sellers never received

certificates for the Shares and are entitled to 120,000 shares of its Common Stock which it shall issue to the Sellers as soon as practicable.

3. Further Assurances. To effect the transfers and other transactions referred to herein, the parties hereto agree to use their best efforts to take any actions and execute any instruments reasonably required therefor and agree to cooperate fully to give effect to the agreements set forth in this Agreement.

4. Right to Assign. The parties hereto agree that Transderm may assign the interests in the Note and the Shares acquired hereunder to one or more persons or entities who agree to be obligated under the New Note, provided, however, that no such assignment shall relieve Transderm of its obligations under the New Note nor affect the Sellers' or Zackfoot's rights under Section 6 hereof.

5. Successor Collateral Agent. Zackfoot hereby resigns as Collateral Agent under the Collateral Agreement, effective immediately, except as set forth in Section 6 hereof. The parties hereto appoint Andy Yurowitz as Successor Collateral Agent under the Collateral Agreement, and Andy Yurowitz hereby accepts such appointment, effective immediately, except to the extent set forth in Section 6 hereof.

6. Rights of Zackfoot Upon Default Under the New Note. In the event Transderm and its assigns shall fail to pay all principal and interest due under the New Note at or prior to the maturity thereof or in the event that while the New Note is outstanding, the Ongoing Lenders or Successor Collateral Agent (i) institute any foreclosure proceeding on Transderm's property located at 101 Sinking Springs Lane, Emigsville, PA (the "Property") or (ii) institute any legal proceeding or action against Transderm under the Note, Zackfoot may, in its sole discretion, elect to resume its role as Collateral Agent under the Collateral Agreement and, if Zackfoot elects to resume such role, the Sellers shall be deemed to be the holders of the interests in the Note conveyed hereunder, and the Sellers and Ongoing Lenders hereby authorize and instruct Zackfoot to thereupon exercise on their collective behalf all rights and remedies it may then have as Collateral Agent under the Note and Mortgage, including, without limitation, the right to foreclose on the Mortgage, provided, however, in the event Zackfoot collects any amounts pursuant to such rights and remedies that would, when added to amounts collected on behalf of the Sellers with respect to the New Note, result in the Sellers' receipt of an amount in excess of the full principal and interest due under the New Note, such excess shall be paid to the Ongoing Lenders until they have been paid in full with respect to their interest in the Note and Mortgage and thereafter to Transderm. In the event Zackfoot shall resume its role as Collateral Agent under the Collateral Agreement in accordance with this Section 6, the appointment of ____________ as Successor Collateral Agent in accordance with Section 5 hereof shall thereupon be null and void and have no further force or effect.

7. Confession of Judgment. Upon the execution hereof, Transderm shall deliver a confession of judgment in the form annexed hereto as Exhibit 2 to Zackfoot to be held in escrow. In the event the New Note, including interest, shall not be paid in full at or prior to maturity, Zackfoot may cause such confession of judgment to be docketed and may exercise any rights and remedies which it may have with respect thereto, provided, however, in the event Zackfoot collects any amounts pursuant to such rights and remedies that would, when added to amounts

collected on behalf of the Sellers with respect to the Note and Mortgage, result in the Sellers' receipt of an amount in excess of the full principal and interest due under the New Note, such excess shall be paid to the Ongoing Lenders until they have been paid in full with respect to their interest in the Note and Mortgage and thereafter to Transderm, and, provided, further, any amounts collected by Zackfoot in the exercise of such rights and remedies through legal process in connection with the Property, shall be for the ratable benefit of all beneficial owners of the Note and Mortgage. In the event the New Note is paid in full at or prior to maturity, the New Note shall be marked "cancelled" by Zackfoot and shall be delivered promptly to Transderm.

8. Releases. The parties hereto agree that this Agreement is intended to resolve all disputes between Zackfoot and the Sellers, on the one hand, and Transderm and the Ongoing Lenders, on the other, and, accordingly, the parties shall, concurrently with the execution hereof, deliver to each other general mutual releases (other than for breaches of this Agreement or for defaults under the New Note as contemplated hereby) in the form annexed hereto as Exhibit 3.

9. General.

(a) Each of the parties hereto represents and warrants that it is duly authorized to execute and deliver this Agreement and that this Agreement is a valid and binding obligation of such party enforceable against such party in accordance with its terms. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the respective successors, assigns and heirs of the parties hereto. Transderm, the Ongoing Lenders and Successor Collateral Agent hereby represent that while the New Note is outstanding, they will not take any action that will have an adverse effect on the rights of the Sellers under this Agreement, the Note, the Mortgage or the New Note.

(b) The parties agree that the provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and that the remaining provisions shall remain enforceable to the fullest extent permitted by law.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflict of laws thereof).

(d) This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

(e) This Agreement may be amended, waived, terminated or otherwise modified only by a written instrument signed by all the parties hereto.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ZACKFOOT INVESTMENTS, LLC

By: ______________________
Name:
Title:

SELLERS:

____
Zachary Prensky

____
Wolf Prensky

____
Jeffrey Mann

____
Mayer Schiller

TRANSDERM LABORATORIES CORPORATION

By: [signature]
Name: ANDY E YUROWITZ
Title: PRES

ONGOING LENDERS:

X [signature]
Andy Yurowitz

X [signature]
Manfred Mayerfeld

____
Ken Brody

[signature]
Andrew Levinson

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